                                                                    EXHIBIT 99.1

                             HEALTH CARE REIT, INC.
                          REPORTS FIRST QUARTER RESULTS

Toledo, Ohio, May 1, 2003........HEALTH CARE REIT, INC. (NYSE/HCN) today announced operating results for its first quarter ended March 31, 2003. We continue to meet our financial and operational expectations.

"We are pleased to report the third consecutive quarter of strong FFO growth, due in large part to our ability to access reasonably priced capital that enables us to fund our investment strategy. Our continued ability to attract capital was evident this quarter with the $100 million unsecured debt offering, an add-on to the original issuance we made during the third quarter of 2002, for an aggregate principal amount of $250 million," commented George L. Chapman, chief executive officer of Health Care REIT, Inc. "We invested $51.6 million with quality operators in competitive facilities. Given our strong pipeline and continued access to the capital markets, we are increasing our gross investment goal for the year to $325 to $350 million."

As previously announced, the Board of Directors declared a dividend for the quarter ended March 31, 2003, of $0.585 per share. The dividend represents the 128th consecutive dividend payment. The dividend will be payable May 20, 2003, to stockholders of record on April 30, 2003.

SUMMARY OF FIRST QUARTER RESULTS
(In thousands, except per share numbers)
                                                                THREE MONTHS ENDED            THREE MONTHS ENDED
                                                                  MARCH 31, 2003                MARCH 31, 2002
Revenues                                                              $46,292                       $36,083
Net Income Available to Common Stockholders                           $16,451                       $12,511
Funds From Operations (FFO)                                           $28,074                       $21,188
Net Income Per Diluted Share                                          $  0.41                       $  0.37
FFO Per Diluted Share                                                 $  0.69                       $  0.63
Dividend Per Share                                                    $ 0.585                       $ 0.585
FFO Payout Ratio                                                           85%                           93%


Net income available to common stockholders totaled $16.5 million, or $0.41 per diluted share for the first quarter of 2003, compared with $12.5 million, or $0.37 per diluted share, for the same period in 2002. Funds from operations
(FFO) totaled $28.1 million, or $0.69 per diluted share, for the first quarter of 2003, compared with $21.2 million, or $0.63 per diluted share, for the same period in 2002. A reconciliation of net income and FFO is presented in Exhibit 14.

We had a total outstanding debt balance of $740.8 million at March 31, 2003, as compared with $571.4 million at March 31, 2002, and stockholders' equity of $893.4 million, which represents a debt to total book capitalization ratio of 45 percent. The debt to total market capitalization at March 31, 2003 was 38 percent. Our coverage ratio of EBITDA to interest was 3.65 to 1.00 for the twelve months ended March 31, 2003.

PORTFOLIO UPDATE. One assisted living facility stabilized during the quarter and four assisted living facilities in fill-up were acquired. We ended the quarter with 20 assisted living facilities remaining in fill-up, representing nine percent of revenues. Only one of these facilities, representing one percent of revenues, has occupancy of less than 50 percent.

We recently reported the bankruptcy filing of Doctors Community Health Care Corporation. Based upon a recent appraisal and the historical performance of our facility, we expect to receive payment in full before December 31, 2003, of the outstanding principal and accrued interest, which we believe we are entitled to as

1Q03 Earnings Release                                                May 1, 2003
--------------------------------------------------------------------------------
an oversecured creditor. Doctors did not make an interest payment for the first quarter. As previously announced, we do not currently intend to recognize any interest on the loan if payment is not received.

We also recently reported the bankruptcy filing of Alterra Healthcare Corporation. Alterra has remained current on rental payments through April 2003 and has acceptable master lease payment coverage of 1.5 times. Alterra filed its plan of reorganization and disclosure statement on March 27, 2003 and indicated its intention to assume the master lease at current rental levels. Based on Alterra's plan and disclosure statement, we expect confirmation in the third quarter.

STOCK OPTION EXPENSING. As previously announced, we commenced recognizing compensation expense related to employee stock options on a prospective basis, effective January 1, 2003. We will record the expense related to the 2003 options issued over the option vesting period of five years and will follow the same policy for future stock option issuances. The current year charge is estimated to be $200,000.

SUPPLEMENTAL REPORTING MEASURE. We believe that FFO is an important supplemental measure because it is the generally accepted measure of operating performance for the real estate investment trust industry. Along with cash flow provided from operating activities, we consider FFO a supplemental measure of our ability to service debt, to make dividend payments and to fund other cash needs. We primarily utilize FFO to analyze the relationship between dividend payments and FFO to measure our desired payout ratio.

We generally use the definition of FFO prescribed by the National Association of Real Estate Investment Trusts (NAREIT). FFO should not be considered as an alternative to net income as a measure of profitability or cash flow provided from operating activities determined in accordance with generally accepted accounting principles. Additionally, FFO, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts.

OUTLOOK FOR 2003. We expect to report net income available to common stockholders in the range of $1.69 to $1.74 per diluted share and FFO in the range of $2.78 to $2.83 per diluted share for the year 2003. The guidance assumes gross investments of $325 to $350 million, net investments of $250 million and non-recognition of interest income on the mortgage loan with Doctors Community Health Care Corporation. Please see Exhibit 15 for a reconciliation of the outlook for net income and FFO.

DIVIDEND REINVESTMENT PLAN. We have filed with the Securities and Exchange Commission a registration statement that amends our dividend reinvestment and stock purchase plan. Once the registration statement is effective, existing stockholders will be able to purchase up to $5,000 of common stock per month at a discount, currently set at 4%. Additionally, investors who are not stockholders of the company may use this plan to make an initial investment in the company. We have the discretion to grant waivers for purchases in excess of $5,000 per month.

CONFERENCE CALL INFORMATION. We have scheduled a conference call on May 2, 2003, at 11:00 A.M. EDST to discuss our first quarter 2003 results, industry trends, portfolio performance and outlook for the remainder of 2003. To participate on the webcast, log on to www.hcreit.com or www.ccbn.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on our website under the heading Press Releases.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. At March 31, 2003, we had investments in 248 health care facilities in 33 states with 46 operators and had total assets of approximately $1.6 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at http://www.hcreit.com.

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of our portfolio; the performance of our operators and properties; our ability to enter into agreements with new viable tenants for properties which we take back from financially troubled tenants, if any; our ability to make distributions; our policies and plans regarding investments, financings and other matters; our tax status as a real estate investment trust; our ability to appropriately balance the use of debt and equity; and our ability to access capital markets or other sources of funds. When we use words such as "believe," "expect," "anticipate," or

1Q03 Earnings Release                                                May 1, 2003
--------------------------------------------------------------------------------

similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, we assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                           FINANCIAL SCHEDULES FOLLOW

                                      #####

                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(AMOUNTS IN THOUSANDS)

                                                                         MARCH 31
                                                                ----------------------------
                                                                   2003             2002
                                                                -----------      -----------
ASSETS
Real estate investments:
    Real property owned
      Land                                                      $   120,640      $    98,901
      Buildings & improvements                                    1,312,218        1,044,243
      Construction in progress                                       26,162                0
                                                                -----------      -----------
                                                                  1,459,020        1,143,144
      Less accumulated depreciation                                (125,173)         (89,221)
                                                                -----------      -----------
      Total real property owned                                   1,333,847        1,053,923

    Loans receivable
      Real property loans                                           205,634          240,128
      Subdebt investments                                            17,613           24,212
                                                                -----------      -----------
                                                                    223,247          264,340
    Less allowance for losses on loans receivable                    (5,205)          (7,111)
                                                                -----------      -----------
                                                                    218,042          257,229
                                                                -----------      -----------
      Net real estate investments                                 1,551,889        1,311,152

Other assets:
      Equity investments                                              7,101            6,550
      Deferred loan expenses                                          5,518            6,823
      Cash and cash equivalents                                      33,878            8,122
      Receivables and other assets                                   43,454           36,333
                                                                -----------      -----------
                                                                     89,951           57,828
                                                                -----------      -----------
TOTAL ASSETS                                                    $ 1,641,840      $ 1,368,980
                                                                ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
      Borrowings under unsecured line of credit obligations     $    74,100      $    78,000
      Senior unsecured notes                                        615,000          412,250
      Secured debt                                                   51,730           81,123
      Accrued expenses and other liabilities                          7,637           16,047
                                                                -----------      -----------
Total liabilities                                                   748,467          587,420

Stockholders' equity:
      Preferred stock                                               127,500          150,000
      Common stock                                                   40,207           33,947
      Capital in excess of par value                                793,541          637,920
      Cumulative net income                                         599,793          528,725
      Cumulative dividends                                         (664,446)        (563,473)
      Accumulated other
        comprehensive income                                           (344)            (995)
      Other equity                                                   (2,878)          (4,564)
                                                                -----------      -----------
TOTAL STOCKHOLDERS' EQUITY                                          893,373          781,560
                                                                -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 1,641,840      $ 1,368,980
                                                                ===========      ===========

                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED
                                                                  MARCH 31
                                                           ----------------------
                                                             2003          2002
                                                           --------      --------
Revenues:
      Rental income                                        $ 40,760      $ 28,739
      Interest income                                         4,940         6,787
      Commitment fees and other income                          592           557
                                                           --------      --------
Gross revenues                                               46,292        36,083

Expenses:
      Interest expense                                       11,875         9,479
      Provision for depreciation                             11,652         8,293
      General and administrative                              2,611         2,261
      Loan expense                                              635           577
      Provision for losses                                      250           250
                                                           --------      --------

Total expenses                                               27,023        20,860
                                                           --------      --------
Income from continuing operations                            19,269        15,223

Discontinued operations:
      Gain (loss) on sales of properties                         34             0
      Income (loss) from discontinued
           operations, net                                       (6)          665
                                                           --------      --------
                                                                 28           665
                                                           --------      --------
Net income                                                   19,297        15,888

Preferred dividends                                           2,846         3,377
                                                           --------      --------
Net income available to
    common stockholders                                    $ 16,451      $ 12,511
                                                           ========      ========
Average number of common shares outstanding:
      Basic                                                  39,971        32,946
      Diluted                                                40,473        33,693

Net income available to common stockholders per share:
      Basic                                                $   0.41      $   0.38
      Diluted                                                  0.41          0.37

Funds from operations                                      $ 28,074      $ 21,188

Funds from operations per share:
      Basic                                                $   0.70      $   0.64
      Diluted                                                  0.69          0.63

Dividends per share                                        $  0.585      $  0.585


HEALTH CARE REIT, INC.
FINANCIAL SUPPLEMENT - MARCH 31, 2003


PORTFOLIO COMPOSITION ($000'S)                                        EXHIBIT 1
------------------------------

BALANCE SHEET DATA                    # Properties        # Beds/Units          Balance           % Balance
                                  -------------------------------------------------------------------------------
  Real Property                            226                20,276          $ 1,333,847             86%
  Loans Receivable                          22                 2,631              205,634             13%
  Subdebt Investments                        0                     0               17,613              1%
                                  -------------------------------------------------------------------------------
  Total Investments                        248                22,907          $ 1,557,094            100%

INVESTMENT DATA                            # Properties    # Beds/Units     Investment (1)       % Investment
                                  -------------------------------------------------------------------------------
  Assisted Living Facilities               162                10,815          $   892,161             57%
  Skilled Nursing Facilities                78                10,788              545,165             35%
  Specialty Care Facilities                  8                 1,304              127,613              8%
                                  -------------------------------------------------------------------------------
  Real Estate Investments                  248                22,907          $ 1,564,939            100%

NOTES:  (1)  REAL ESTATE INVESTMENTS INCLUDE GROSS REAL ESTATE INVESTMENTS AND
             CREDIT ENHANCEMENTS WHICH AMOUNTED TO $1,557,094,000 AND $7,845,000, RESPECTIVELY.




REVENUE COMPOSITION ($000'S)                                          EXHIBIT 2
----------------------------

                                              Three Months Ended
                                                March 31, 2003
                                     -------------------------------------
REVENUE BY INVESTMENT TYPE (1)
  Real Property                            $ 41,200             89%
  Loans Receivable                            4,833             10%
  Subdebt Investments                           259              1%
                                     -------------------------------------
  Total                                    $ 46,292            100%

REVENUE BY FACILITY TYPE (1)
  Assisted Living Facilities               $ 25,835             56%
  Skilled Nursing Facilities                 17,505             38%
  Specialty Care Facilities                   2,952              6%
                                     -------------------------------------
  Total                                    $ 46,292            100%

NOTES:  (1) REVENUES INCLUDE GROSS REVENUES AND REVENUES FROM DISCONTINUED
            OPERATIONS.

PERATOR CONCENTRATION ($000'S)                                        EXHIBIT 3
------------------------------

ONCENTRATION BY INVESTMENT                         # Properties         Investment            % Investment
                                          ----------------------------------------------------------------------
  Commonwealth Communities L.L.C.                      14               $   196,240                 12%
  Merrill Gardens L.L.C.                               15                   124,633                  8%
  Life Care Centers of America, Inc.                   17                   118,889                  8%
  Home Quality Management, Inc.                        19                   115,518                  7%
  Alterra Healthcare Corporation                       45                   105,562                  7%
  Remaining Operators (41)                            138                   904,097                 58%
                                          ----------------------------------------------------------------------
  Total                                               248               $ 1,564,939                100%

ONCENTRATION BY REVENUE                            # Properties        Revenue (1)             % Revenue
                                          ----------------------------------------------------------------------
  Commonwealth Communities L.L.C.                      14                   $ 6,696                 14%
  Merrill Gardens L.L.C.                               15                     4,053                  9%
  Life Care Centers of America, Inc.                   17                     3,588                  8%
  Alterra Healthcare Corporation                       45                     3,449                  7%
  Home Quality Management, Inc.                        19                     3,261                  7%
  Remaining Operators (41)                            138                    25,245                 55%
                                          ----------------------------------------------------------------------
  Total                                               248                  $ 46,292                100%

NOTES: (1)   THREE MONTHS ENDED MARCH 31, 2003.



GEOGRAPHIC CONCENTRATION ($000'S)                                     EXHIBIT 4
---------------------------------

CONCENTRATION BY REGION                   # Properties             Investment                % Investment
                                   -----------------------     -------------------      ----------------------
  South                                       136                    $ 681,741                     44%
  Northeast                                    41                      380,946                     24%
  Midwest                                      37                      251,614                     16%
  West                                         34                      250,638                     16%
                                   -----------------------     -------------------      ----------------------
  Total                                       248                  $ 1,564,939                    100%

CONCENTRATION BY STATE                    # Properties              Investment                 % Investment
                                   -----------------------     -------------------      ----------------------
  Massachusetts                                21                    $ 237,127                     15%
  Florida                                      29                      153,172                     10%
  Texas                                        31                      114,433                      7%
  Ohio                                         13                      109,641                      7%
  California                                   10                       87,434                      6%
  Remaining States (28)                       144                      863,132                     55%
                                   -----------------------     -------------------      ----------------------
  Total                                       248                  $ 1,564,939                    100%

REVENUE BY STATE                          # Properties              Revenue (1)                 % Revenue
                                   -----------------------     -------------------      ----------------------
  Massachusetts                                21                      $ 8,328                     18%
  Florida                                      29                        4,271                      9%
  Texas                                        31                        3,829                      8%
  Ohio                                         10                        3,401                      7%
  North Carolina                               12                        2,686                      6%
  Remaining States (28)                       145                       23,777                     52%
                                   -----------------------     -------------------      ----------------------
  Total                                       248                     $ 46,292                    100%

NOTES: (1) THREE MONTHS ENDED MARCH 31, 2003.

COMMITTED INVESTMENT BALANCES                                         EXHIBIT 5
------------------------------
($000'S EXCEPT INVESTMENT PER BED/UNIT)

                                                                              Committed           Investment
                                       # Properties      # Beds/Units         Balance (1)         per Bed/Unit
                                  ----------------------------------------------------------------------------
Assisted Living Facilities                 162               10,815            $ 913,517             $ 84,468
Skilled Nursing Facilities                  78               10,788              545,165               50,534
Specialty Care Facilities                    8                1,304              142,796              109,506
                                  ----------------------------------------------------------------------------
Total                                      248               22,907          $ 1,601,478                 -na-

NOTES: (1)   COMMITTED BALANCE INCLUDES GROSS REAL ESTATE INVESTMENTS, CREDIT
             ENHANCEMENTS AND UNFUNDED COMMITMENTS FOR WHICH INITIAL FUNDING
             HAD COMMENCED.


LEASE UP STATISTICS ON ASSISTED LIVING FACILITIES ($000'S)            EXHIBIT 6
----------------------------------------------------------

                                                             Average Months
OCCUPANCY                                 # Properties        in Operation         Revenue (1)    % of Revenue
                               ----------------------------------------------------------------------------------
   0% - 50%                                1                        21                $ 557            1%
   50% - 70%                               7                        28                2,225            5%
   70% +                                  12                        16                1,364            3%
                               ----------------------------------------------------------------------------------
                                          20                       -na-             $ 4,146            9%

NOTES: (1) INTEREST AND RENTAL INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2003.


SELECTED FACILITY DATA                                                EXHIBIT 7
----------------------

                                                                                          Coverage Data
                                                                                 --------------------------------
                                                          % Payor Mix
                                                ---------------------------------    Before            After
                                     Census        Private           Medicare       Mgt. Fees        Mgt. Fees
                                 --------------------------------------------------------------------------------
Assisted Living Facilities            86%            95%                0%           1.31x            1.11x
Skilled Nursing Facilities            85%            20%               13%           1.69x            1.29x
Specialty Care Facilities             66%            12%               20%           1.98x            1.57x
                                                                                 --------------------------------
                                                                  Weighted Averages  1.50x            1.20x

CREDIT SUPPORT ($000'S)                                               EXHIBIT 8
-----------------------

                                      Balance        % Investment
                                   --------------------------------
Cross Defaulted                     $ 1,475,555         94% of gross real estate investments
Cross Collateralized                    169,415         82% of loans receivable
Master Leases                         1,163,545         87% of real property owned

CURRENT CAPITALIZATION ($000'S)                                              LEVERAGE & PERFORMANCE RATIOS
-----------------------------------                                     -----------------------------------------
                                      Balance            % Balance
                                   ---------------------------------
Borrowings Under Bank Lines          $    74,100            4%          Debt/Total Book Cap            45%
Long-Term Debt Obligations               666,730           41%          Debt/Total Market Cap          38%
Stockholders' Equity                     893,373           55%          Interest Coverage        3.62x 1st Qtr.
                                   ---------------------------------                             3.65x L12M
   Total Book Capitalization         $ 1,634,203          100%          FFO Payout Ratio           85% 1st Qtr.
                                                                                                   86% L12M


 REVENUE MATURITIES ($000'S)                                          EXHIBIT 9
---------------------------
 OPERATING LEASE EXPIRATIONS & LOAN MATURITIES

                               Current Lease         Current Interest           Interest and
        Year                    Revenue (1)             Revenue (1)             Lease Revenue          % of Total
 ------------------------------------------------------------------------------------------------------------------
        2003                    $   3,670                $    420               $   4,090                 2%
        2004                          410                   1,408                   1,818                 1%
        2005                            0                   5,936                   5,936                 3%
        2006                          942                   4,321                   5,263                 3%
        2007                            0                       0                       0                 0%
     Thereafter                   154,698                   9,289                 163,987                91%
                      ---------------------------------------------------------------------------------------------
       Total                    $ 159,720                $ 21,374               $ 181,094               100%

 NOTES: (1)  REVENUE IMPACT BY YEAR, ANNUALIZED.


DEBT MATURITIES AND PRINCIPAL PAYMENTS ($000'S)                      EXHIBIT 10
-----------------------------------------------

         Year             Lines of Credit (1)        Senior Notes       Secured Debt (1)              Total
------------------------------------------------------------------------------------------------------------
         2003                   $ 25,000              $       0             $     316              $  25,316
         2004                          0                 40,000                64,453                104,453
         2005                    175,000                      0                   494                175,494
         2006                          0                 50,000                   519                 50,519
         2007                          0                175,000                   552                175,552
         2008                          0                100,000                   601                100,601
         2009                          0                      0                   641                    641
      Thereafter                       0                250,000                44,154                294,154
                       -------------------------------------------------------------------------------------
        Total                  $ 200,000              $ 615,000             $ 111,730              $ 926,730

NOTES: (1) REFLECTED AT 100% CAPACITY.

INVESTMENT ACTIVITY ($000'S)                                         EXHIBIT 11
----------------------------

                                                Three Months Ended
                                                  March 31, 2003
                                       ----------------------------------
FUNDING BY INVESTMENT TYPE
   Real Property                                $ 38,798           75%
   Loans Receivable                                9,653           19%
   Subdebt Investments                             3,187            6%
                                       ----------------------------------
   Total                                        $ 51,638          100%

FUNDING BY FACILITY TYPE
   Assisted Living Facilities                   $ 31,979           62%
   Skilled Nursing Facilities                     14,061           27%
   Specialty Care Facilities                       5,598           11%
                                       ----------------------------------
   Total                                        $ 51,638          100%



DISPOSITION ACTIVITY ($000'S)                                        EXHIBIT 12
-----------------------------

                                             Three Months Ended
                                               March 31, 2003
                                     ----------------------------------
DISPOSITIONS BY INVESTMENT TYPE
  Real Property                               $    110           1%
  Loans Receivable                              15,606          99%
                                        ---------------     --------
  Total                                       $ 15,716         100%

DISPOSITIONS BY FACILITY TYPE
  Assisted Living Facilities                  $ 15,716         100%
  Skilled Nursing Facilities                         0           0%
  Specialty Care Facilities                          0           0%
                                        ---------------     --------
  Total                                       $ 15,716         100%

DISCONTINUED OPERATIONS ($000'S)                                     EXHIBIT 13

                                                           Three Months Ended
                                                            March 31, 2003
                                                      ------------------------
REVENUES
Rental income                                                       $  0

EXPENSES
Interest expense                                                       1
Provision for depreciation                                             5
                                                      ------------------------
Income (loss) from discontinued
   operations, net                                                  $ (6)

FUNDS FROM OPERATIONS RECONCILIATION                                 EXHIBIT 14
-------------------------------------
(AMOUNTS IN 000'S EXCEPT PER SHARE DATA)

                                                             Three Months Ended
                                                                  March 31
                                                        ---------------------------
                                                           2003           2002
                                                        -----------    ------------
Net income available to common stockholders               $ 16,451        $ 12,511
Provision for depreciation (1)                              11,657           8,677
Loss (gain) on sales of properties                             (34)              0
                                                        -----------    ------------
Funds from operations                                     $ 28,074        $ 21,188

Average common shares outstanding:
    Basic                                                   39,971          32,946
    Diluted                                                 40,473          33,693

Per share data:
Net income available to common stockholders
    Basic                                                 $   0.41        $   0.38
    Diluted                                                   0.41            0.37

Funds from operations
    Basic                                                 $   0.70        $   0.64
    Diluted                                                   0.69            0.63

NOTES:  (1) PROVISION FOR DEPRECIATION INCLUDES PROVISION FOR DEPRECIATION FROM
            DISCONTINUED OPERATIONS.



FFO OUTLOOK RECONCILIATION                                          EXHIBIT 15
----------------------------
(AMOUNTS IN 000'S EXCEPT PER SHARE DATA)

                                                                         Year Ended
                                                                      December 31, 2003
                                                          ------------------------------------------
                                                                   Low                      High
                                                            -----------------        -----------------
Net income available to common stockholders                      $  73,601                $  75,699
Provision for depreciation                                          47,382                   47,382
                                                            -----------------        -----------------
Funds from operations                                            $ 120,983                $ 123,081

Average common shares outstanding (diluted)                         43,505                   43,505

Per share data (diluted):
Net income available to common stockholders                      $    1.69                $    1.74
Funds from operations                                                 2.78                     2.83